Exhibit 4.2
THIRD AMENDMENT TO CREDIT AGREEMENT
     This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 28, 2008 among AIRGAS, INC., a Delaware corporation (“Airgas” and also a “Borrower”), AIRGAS CANADA INC., a Canada corporation, and RED-D-ARC LIMITED, an Ontario corporation (each a “Canadian Borrower” and together with Airgas and the Foreign Borrowers executing this Amendment, the “Borrowers”), the Guarantors signatory hereto, the Lenders signatory hereto BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “U.S. Agent”), and THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Lenders (in such capacity, the “Canadian Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agents are parties to that certain Credit Agreement dated as of July 25, 2006 (as amended pursuant to that certain First Amendment to Credit Agreement, dated as of July 3, 2007, and that certain Second Amendment to Credit Agreement, dated as of April 2, 2008, the “Credit Agreement”).
     WHEREAS, the Required Lenders have agreed to amend certain terms of the Credit Agreement on the terms, and subject to the conditions, set forth below.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Amendments to Credit Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
     (a) The Credit Agreement (but not the Schedules and Exhibits thereto, except as otherwise provided in this Amendment) is hereby amended and restated as set forth in Annex I attached hereto.
     (b) Schedules 1.1D, 2.1(a) and 8.1 to the Credit Agreement are hereby deleted and new Schedules 1.1D, 2.1(a) and 8.1 in the forms of Schedules 1.1D, 2.1(a) and 8.1 attached to Annex I hereof, respectively, are substituted therefor.
     (c) Exhibits 2.1(b)(i), 4.2, 7.12 and 11.3 to the Credit Agreement are hereby deleted and new Exhibits 2A.1(b)(i), 4.2, 7.12 and 11.3 in the forms of Exhibits 2A.1(b)(i), 4.2, 7.12 and 11.3 attached to Annex I hereof, respectively, are substituted therefor.
     (d) New Exhibits 2B.1(b)(i), 2B.5(a) and 2B.5(b) in the forms of Exhibits 2B.1(b)(i), 2B.5(a) and 2B.5(b) attached to Annex I hereof, respectively, are hereby added to the Credit Agreement.

     2. Amendments to Intercreditor Agreement. Effective upon satisfaction of the conditions precedent set forth in Section 3 below, the penultimate paragraph of Section 1 of the Intercreditor Agreement is hereby amended as follows:
     In calculating each Lender’s Pro Rata Share, all obligations owed to a Lender in Canadian Dollars or a Foreign Currency shall be converted to U.S. Dollars at the U.S. Dollar Equivalent in effect as of the date each Lender’s Pro Rata Share is calculated. Any amounts received hereunder by the U.S. Agent in Canadian Dollars or a Foreign Currency shall be converted to U.S. Dollars at the U.S. Dollar Equivalent in effect as of the date received by the U.S. Agent.
     3. Effectiveness; Conditions Precedent. This Amendment shall become effective upon receipt by the U.S. Agent of the following:
     (a) copies of this Amendment duly executed by the Credit Parties, the Required Lenders and each Foreign Currency Lender;
     (b) subject to Section 11 hereof, with respect to each Foreign Borrower executing this Amendment, all documents the U.S. Agent may reasonably request relating to the existence and good standing of each such Foreign Borrower, the corporate or other necessary authority of each such Foreign Borrower for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the U.S. Agent; and
     (c) with respect to each Foreign Borrower executing this Amendment, (i) a legal opinion of Cravath, Swaine & Moore LLP, and (ii) a legal opinion of foreign counsel to each Foreign Borrower (other than Immaterial Subsidiaries) executing this Amendment, each in form and substance reasonably satisfactory to the U.S. Agent.
     4. Construction. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     5. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in Article VI of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) unless the failure to be so true and correct would not be reasonably expected to have a Material Adverse Effect, (iii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof upon giving effect to this Amendment and (iv) as of the date hereof, the Immaterial Foreign Subsidiaries are Airgas, S.A. de C.V.; Airgas West, S.A. de C.V.; Red-D-Arc, S.A. de C.V.; and “Airgas Sakhalin” Limited Liability Company.
     6. Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the

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Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment.
     7. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     8. Binding Effect. This Amendment, the Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.
     9. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     10. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
     11. Foreign Borrowers. The parties hereto hereby confirm that, with effect from the date hereof, each of the Subsidiaries identified on the signature pages hereto as a “Foreign Borrower” shall be designated as a “Foreign Borrower” for purposes of the Credit Agreement (as amended by this Amendment) and shall have all rights, obligations, duties and liabilities of a Foreign Borrower thereunder vis-à-vis each of the other parties to the Credit Agreement (as amended by this Amendment). Each such Foreign Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement (as amended by this Amendment), including, without limitation, Section 11.5 thereof. Each such Foreign Borrower (together with Airgas) may receive Foreign Currency Loans for its account on the terms and conditions set forth in the Credit Agreement (as amended by this Amendment). Notwithstanding the foregoing, to the extent that any of the documentation described in Section 3(b) with respect to a Foreign Borrower is not delivered on the date of this Amendment, such Foreign Borrower shall not be permitted to request (nor shall the Foreign Currency Lenders have any obligation to lend to such Foreign Borrower) Foreign Currency Loans under the Credit Agreement until such time as such documentation has been delivered.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered and this Amendment shall be effective as of the date first above written.

BORROWERS:	AIRGAS, INC.
	By:	/s/ Joseph C. Sullivan
	Name:	Joseph C. Sullivan
	Title:	Vice President

AIRGAS CANADA INC., as a Canadian Borrower and a Foreign Borrower
By:	/s/ Thomas M. Smyth
Name:	Thomas M. Smyth
Title:	Vice President

RED-D-ARC LIMITED, as a Canadian Borrower and a Foreign Borrower
By:	/s/ Thomas M. Smyth
Name:	Thomas M. Smyth
Title:	Vice President

AIRGAS, S.A. DE C.V., as a Foreign Borrower
By:	/s/ Mario Adolfo Galvan Ordaz
Name:	Mario Adolfo Galvan Ordaz
Title:	Attorney In Fact

AIRGAS WEST, S.A. DE C.V., as a Foreign Borrower
By:	/s/ Joseph C. Sullivan
Name:	Joseph C. Sullivan
Title:	Vice President

RED-D-ARC, S.A. DE C.V., as a Foreign Borrower
By:	/s/ Joseph C. Sullivan
Name:	Joseph C. Sullivan
Title:	Vice President

RED-D-ARC (UK) LIMITED, as a Foreign Borrower
By:	/s/ Joseph C. Sullivan
Name:	Joseph C. Sullivan
Title:	Vice President

RED-D-ARC (NETHERLANDS) B.V., as a Foreign Borrower
By:	/s/ Joseph C. Sullivan
Name:	Joseph C. Sullivan
Title:	Vice President

“AIRGAS SAKHALIN” Limited Liability Company, as a Foreign Borrower
By:	/s/ Joseph C. Sullivan
Name:	Joseph C. Sullivan
Title:	Vice President

U.S. SUBSIDIARY
GUARANTORS:	AIRGAS-EAST, INC.
AIRGAS-GREAT LAKES, INC.
AIRGAS-MID AMERICA, INC.
AIRGAS-NORTH CENTRAL, INC.
AIRGAS-SOUTH, INC.
AIRGAS-INTERMOUNTAIN, INC.
AIRGAS-MID SOUTH, INC.
AIRGAS-NORPAC, INC.
AIRGAS-NORTHERN CALIFORNIA & NEVADA, INC.
AIRGAS-SOUTHWEST, INC.
AIRGAS-WEST, INC.
AIRGAS-SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC
MISSOURI RIVER HOLDINGS, INC.
AIRGAS INVESTMENTS, INC.
AIRGAS SPECIALTY PRODUCTS, INC.
WORLDWIDE WELDING, INC.,
AIRGAS MERCHANT HOLDINGS, INC.
AIRGAS MERCHANT GASES, LLC,
NATIONAL WELDERS SUPPLY COMPANY, INC.

	By:	/s/ Thomas M. Smyth

	Name:	Thomas M. Smyth
	Title:	Vice President

U.S. AGENT:	BANK OF AMERICA, N.A.,

	By:	/s/ Bridgett J. Manduk

	Name:	Bridgett J. Manduk
	Title:	Assistant Vice President

CANADIAN AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ James J. Rhee

	Name:	James J. Rhee
	Title:	Director

	By:	/s/ Vik Sidhu

	Name:	Vik Sidhu
	Title:	Associate

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Edwin B. Cox, Jr.

	Name:	Edwin B. Cox, Jr.
	Title:	Senior Vice President

BANK OF AMERICA, N.A. (CANADA BRANCH)

	By:	/s/ Medina Sales de Andrade

	Name:	Medina Sales de Andrade
	Title:	Vice President

BANK OF AMERICA MEXICO, S.A. INSTITUCION DE BANCA MULTIPLE GRUPO FINANCIERO BANK OF AMERICA

	By:	/s/ Jose Gomez

	Name:	Jose Gomez Gerzido Obregan
	Title:	Attorney In Fact

	By:	/s/ Gerzido Obregan

	Name:	Gerzido Obregan
	Title:	Attorney In Fact

THE BANK OF NEW YORK MELLON
By:	/s/ William M. Feathers
Name:	William M. Feathers
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NY BRANCH
By:	/s/ Maria Ferradas
Name:	Maria Ferradas
Title:	Authorized Signatory

JPMORGAN CHASE BANK , N.A.
By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President

JPMORGAN CHASE BANK , N.A., TORONTO
By:	/s/ Steve Voight
Name:	Steve Voight
Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED
By:	/s/ Alastair A. Stevenson
Name:	Alastair A. Stevenson
Title:	Managing Director

BANCO J.P. MORGAN, S.A.INSTITUCION DE BANCA MULTIPLE J.P. MORGAN GRUPO FINANCIERO
By:	/s/ Raul Freyre Porro
Name:	Raul Freyre Porro
Tittle:	Vice President

WACHOVIA BANK, N.A.
By:	/s/ Anne Sheahan
Name:	Anne Sheahan
Title:	Vice President

PNC BANK NA
By:	/s/ Meredith Jermann
Name:	Meredith Jermann
Title:	Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ Timothy P. Finneran
Name:	Timothy P. Finneran
Title:	Managing Director

NATIONAL CITY BANK
By:	/s/ Debra W. Riefner
Name:	Debra W. Riefner
Title:	Senior Vice President

BANK OF HAWAII
By:	/s/ Marc Adelberger
Name:	Marc Adelberger
Title:	Vice President

CALYON, NEW YORK BRANCH
By:	/s/ Yuri Muzichenki
Name:	Yuri Muzichenko
Title:	Director

By:	/s/ Mike Madnick
Name:	Mike Madnick
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORP., NEW YORK
By:	/s/ David A. Buck
Name:	David A. Buck
Title:	Senior Vice President

BRANCH BANKING AND TRUST CO.
By:	/s/ Troy R. Weaver
Name:	Troy R. Weaver
Title:	Senior Vice President

BANK LEUMI USA
By:	/s/ Joung Hee Hong
Name:	Joung Hee Hong
Title:	First Vice President

BARCLAYS BANK PLC
By:	/s/ Douglas Bernegger
Name:	Douglas Bernegger
Title:	Director

SUNTRUST BANK
By:	/s/ Mark A. Flatin
Name:	Mark A. Flatin
Title:	Managing Director

BAYERISCHE LANDESBANK, NEW YORK BRANCH
By:	/s/ Stuart Schulman
Name:	Stuart Schulman
Title:	Senior Vice President

By:	/s/ Georgina Fiordalisi, CFA
Name:	Georgina Fiordalisi, CFA
Title:	Vice President

FIFTH THIRD BANK
By:	/s/ Randolph J. Stierer
Name:	Randolph J. Stierer
Title:	Vice President

FORTIS CAPITAL CORP.
By:	/s/ John W. Deegan
Name:	John W. Deegan
Title:	Director &Group Head

By:	/s/ John Spillane
Name:	John Spillane
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Collen Glackin
Name:	Colleen Glackin
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ James R. Bednark
Name:	James R. Bednark
Title:	Senior Vice President

REGIONS BANK
By:	/s/ David L. Waller
Name:	David L. Waller
Title:	Senior Vice President

US BANK, NATIONAL ASSOCIATION
By:	/s/ Michael P. Dickman
Name:	Michael P. Dickman
Title:	Vice President

By:	/s/ Kenneth Fieler
Name:	Kenneth Fieler
Title:	Assistant Vice President

COMERICA BANK
By:	/s/ Liesl Eckhardt
Name:	Liesl Eckhardt
Title:	Assistant Vice President

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH
By:	/s/ Jim C.Y. Chen
Name:	Jim C.Y.Chen
Title:	Vice President & General Manager

E. SUN COMMERCIAL BANK., LTD. LOS ANGELES BRANCH
By:	/s/ Edward Chen
Name:	Edward Chen
Title:	Vice President & Deputy General Manager

BANK OF CHINA
By:	/s/ William W. Smith
Name:	William W. Smith
Title:	Deputy General Manager